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                                                                     EXHIBIT 5.1

                 [LETTER HEAD HELLER EHRMAN WHITE & MCAULIFFE]


                                  May 31, 1996




                                                                      17506-0016


Identix Incorporated
510 North Pastoria Avenue
Sunnyvale, California  94086

                       Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Identix Incorporated, a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on May 31, 1996, for the purpose of registering under the Securities Act of 1933, as amended, 668,976 shares of its no par value Common Stock (the "Shares"). The Shares were issued to the holders thereof pursuant to the Share Purchase Agreement, dated March 27, 1996, (the "Agreement") among the Company, Caprica Pty Limited, Permanent Trustee Australia Limited, John Lewis Boyd Parselle, Helen Adela Parselle and Michael Milne Home.

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

     (a) The Amended and Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of May 15, 1996 and certified to us by the Chief Financial Officer of the Company as being complete and in full force and effect as of the date of this opinion;




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Identix Incorporated
May 31, 1996                                                              Page 2


     (b) The Bylaws of the Company certified to us by the Chief Financial Officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the Shares;

     (d) A letter from Chemical Trust Company of California, the Company's Transfer Agent, dated May 28, 1996 as to the number of shares of Common Stock that were outstanding as of May 28, 1996;

     (e)  The Registration Statement; and

     (f)  The Agreement.

     This opinion is limited to the federal law of the United States of America and the laws of the State of California. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

     Our opinion expressed herein assumes that the Agreement was duly authorized, executed and delivered by the parties thereto in the forms that we have reviewed as of the date of this opinion, and that the full consideration stated in the Agreement and the Board of Directors minutes authorizing the issuance of the Shares was paid.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Shares were issued in accordance with the terms of the Agreement and the resolutions authorizing their issuance; (iii) appropriate stock certificates evidencing the Shares were executed and delivered; and (iv) all applicable securities laws are complied with, it is our opinion that the Shares were duly authorized and validly issued, and are fully paid and nonassessable.

                  This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This


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Identix Incorporated
May 31, 1996                                                              Page 3


opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,



                                          /s/ Heller Ehrman White & McAuliffe